UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.          )

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☐	Preliminary Information Statement

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Union Electric Company

(Name of Registrant as Specified in its Charter)

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UNION ELECTRIC COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Union Electric Company:

We will hold the Annual Meeting of Shareholders of Union Electric Company (the “Company”) at the Peoria Civic Center, 201 SW Jefferson Ave., Peoria, Illinois 61602, on Thursday, May 3, 2018, at 10:00 a.m. CDT, for the purposes of:

(1) electing six directors for terms ending at the annual meeting of shareholders to be held in 2019; and

(2) acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on February 26, 2018, you are entitled to vote at the meeting and at any adjournment thereof. Persons will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on February 26, 2018, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.

By order of the Board of Directors.

Gregory L. Nelson
Senior Vice President, General Counsel and Secretary

St. Louis, Missouri

March 19, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:

THIS INFORMATION STATEMENT AND THE 2017 FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, ARE AVAILABLE TO YOU AT WWW.AMERENINVESTORS.COM/FINANCIAL-INFO/PROXY-MATERIALS/AMEREN-MISSOURI-INFO.

TABLE OF CONTENTS

Union Electric  2018 Information Statement    i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Information Statement of Union Electric Company

(First sent or given to shareholders on or about March 19, 2018)

Principal Executive Offices:

One Ameren Plaza

1901 Chouteau Avenue

St. Louis, MO 63103

FORWARD-LOOKING INFORMATION

  Statements in this information statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	When and where will the annual meeting be held?

A.           The Annual Meeting of Shareholders of Union Electric Company, doing business as Ameren Missouri (the “Company,” “Ameren Missouri,” “we,” “us” and “our”), will be held on Thursday, May 3, 2018 (the “Annual Meeting”), and at any adjournment thereof. Our Annual Meeting will be held at the Peoria Civic Center, 201 SW Jefferson Ave., Peoria, Illinois 61602, on Thursday, May 3, 2018, at 10:00 a.m. CDT.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q.	What is our relationship with Ameren Corporation?

A.           The Company; Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”); and Ameren Transmission Company of Illinois (“ATXI”) are the principal direct or indirect subsidiaries of Ameren Corporation (“Ameren”), a holding company. Ameren also has various other subsidiaries that conduct other activities, such as the provision of shared services; and Ameren Services Company (“Ameren Services”).

  Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of each of Ameren Missouri, Ameren Illinois and Ameren Services. Ameren Missouri has no securities listed on the NYSE and is therefore exempt from all of the corporate governance rules of the NYSE (Section 303A of the NYSE’s Listed Company Manual).

  Ameren Missouri’s Annual Meeting will be held in conjunction with the Ameren and Ameren Illinois annual meetings.

Q.	When and to whom will our Form 10-K be sent?

A.           Our 2017 Form 10-K is being sent, along with the Notice of Annual Meeting and this information statement, to all of our shareholders of record at the close of business on February 26, 2018, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2017 Form 10-K is a combined report for Ameren, Ameren Missouri and Ameren Illinois, which comprise all Ameren companies reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Union Electric  2018 Information Statement    1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who is entitled to vote?

A.           Only shareholders of record of our common stock, $5 par value (“Common Stock”), and our preferred stock, without par value (“Preferred Stock”) at the close of business on the record date, February 26, 2018, are entitled to vote at the Annual Meeting. Our two classes of outstanding voting securities on such date consisted of 102,123,834 shares of Common Stock, all of which were owned by Ameren, and 807,595 shares of Preferred Stock of various series.

Q.	What will I be voting on?

A.           Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

Q.	How many votes do I have?

A.           Our Common Stock and Preferred Stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of our stock held (whether Common Stock or Preferred Stock), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively. Accordingly, each shareholder may cast votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder for only one nominee, or those votes may be distributed among any two or more nominees.

Q.	How many shares must be present to hold the Annual Meeting?

A.           As provided in our Bylaws, in order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum.

  In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Q.	What are the vote requirements for each matter?

A.           For the election of directors, the six nominees receiving the highest number of votes of the shares entitled to vote and represented in person or by proxy at the meeting at which a quorum is present will be elected as directors. For all other matters, if any are properly presented at the meeting, the decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s Bylaws or the Company’s Restated Articles of Incorporation. In tabulating the number of votes on such matters (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter will be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iii) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

Q.	How do I vote?

A.           We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees for directors named in Item (1). Accordingly, this matter is

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of Preferred Stock, you may do so by attending the Annual Meeting in person and casting your vote by a ballot which will be provided for that purpose.

Q.	How can I access this Information Statement and the 2017 Form 10-K online?

A.           This information statement and the 2017 Form 10-K, including financial statements, are available to you at www.amereninvestors.com/financial-info/proxy-materials/ameren-missouri-info.

Q.	How can I obtain this Information Statement if a “street name” holder households the Company’s Information Statements for me?

A.           The Company has been notified that certain banks, brokers and other nominees may household the Company’s information statements for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the information statement by contacting your bank, broker or other nominee.

Q.	How do I review the list of shareholders?

A.           The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Q.	Can I listen to the Annual Meeting online?

A.           The Annual Meeting will be webcast live on May 3, 2018. You are invited to visit www.amereninvestors.com at 10:00 a.m. CDT on May 3, 2018, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast — 2018 Annual Meeting”, then the appropriate audio link. You cannot record your vote on this webcast.

Q.	How do I contact the Company about Annual Meeting matters?

A.           You may reach us:

- by mail addressed to

Office of the Secretary

Union Electric Company

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

- by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

Union Electric  2018 Information Statement    3

ITEMS YOU MAY VOTE ON

ITEMS YOU MAY VOTE ON

ITEM (1): ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee, as described below, performs its committee functions for our Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The six nominees for director who receive the most votes will be elected.

Our Board of Directors is currently comprised of six directors (Michael L. Moehn, Mark C. Birk, Fadi M. Diya, Martin J. Lyons, Jr., Gregory L. Nelson and David N. Wakeman), each of whom is an officer of the Company or its affiliates. As discussed below, the Audit and Risk Committee, as well as the Nominating and Corporate Governance Committee, Human Resources Committee, Nuclear and Operations Committee and Finance Committee of Ameren’s Board of Directors, perform committee functions for our Board.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their ages as of December 31, 2017, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led Ameren’s Board to conclude that such person should serve as a director of the Company. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to those specific experiences, qualifications, attributes or skills detailed below, each director or nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, Ameren’s Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion. See “— CORPORATE GOVERNANCE — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

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ITEMS YOU MAY VOTE ON

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by our Board of Directors. We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our Common Stock for the election of the nominees named below.

MICHAEL L. MOEHN

CHAIRMAN AND PRESIDENT OF THE COMPANY

Director since: 2012

Age: 48

EXECUTIVE EXPERIENCE:

Mr. Moehn joined Ameren Services in 2000 as an Assistant Controller. Mr. Moehn was named Director of Ameren Services’ corporate modeling and transaction support in 2001 and elected Vice President of Business Services for Ameren Energy Resources Company, LLC (“Resources Company”) in 2002. In 2004, Mr. Moehn was elected Vice President of Corporate Planning of Ameren Services and relinquished his position at Resources Company. In 2008, Mr. Moehn was elected Senior Vice President, Corporate Planning and Business Risk Management of Ameren Services. On January 1, 2012, Mr. Moehn assumed the position of Senior Vice President of Customer Operations of Ameren Illinois and relinquished his position at Ameren Services. Mr. Moehn was elected to Ameren Illinois’ Board of Directors in April 2012. In 2012, Mr. Moehn was elected to the Board of Directors and as Senior Vice President of Customer Operations of the Company, with responsibility for electric and gas operations, technical services and customer operations in Missouri, and relinquished his directorship and position at Ameren Illinois. Mr. Moehn was elected Chairman and President of the Company on April 1, 2014.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Moehn’s significant executive management experience; strong strategic planning, operations and administrative skills and experience; and tenure with the Company (and its affiliates), Ameren’s Board concluded that Mr. Moehn should serve as a director of the Company.

MARK C. BIRK

SENIOR VICE PRESIDENT, CUSTOMER AND POWER OPERATIONS OF THE COMPANY

Director since: 2016

Age: 53

EXECUTIVE EXPERIENCE:

Mr. Birk joined the Company in 1989 as an engineer. He was elected Vice President of Ameren Energy in 2003. In 2004, Mr. Birk was promoted to Vice President of Power Operations of Ameren. In 2012, Mr. Birk was named Senior Vice President of Corporate Planning of Ameren Services, and in 2014 he was also elected Senior Vice President, Oversight of Ameren Services. In 2015, he was elected Senior Vice President, Corporate Safety, Planning and Operations Oversight of Ameren Services. In January 2017, he was elected Senior Vice President, Customer Operations of the Company, and in October 2017, he was elected Senior Vice President, Customer and Power Operations of the Company.

Mr. Birk served as a director of Ameren Illinois from 2016 to 2017.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Birk’s significant executive management experience; strong strategic planning, engineering and administrative skills and experience; and extensive tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Birk should serve as a director of the Company.

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ITEMS YOU MAY VOTE ON

FADI M. DIYA

SENIOR VICE PRESIDENT AND CHIEF NUCLEAR OFFICER OF THE COMPANY

Director since: 2015

Age: 55

EXECUTIVE EXPERIENCE:

Mr. Diya joined the Company in 2005 as superintendent of Design Engineering at Callaway Energy Center in Fulton, Missouri and was later promoted to plant director. In 2008, he was elected Vice President of Nuclear Operations. In 2014, Mr. Diya was elected Senior Vice President and Chief Nuclear Officer of the Company. Prior to joining the Company, Mr. Diya held the position of Manager of Engineering at the Harris Nuclear Plant for Progress Energy.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Diya’s extensive executive management, generation and engineering experience; significant strategic planning and administrative skills and experience; and extensive tenure with the Company, Ameren’s Board concluded that Mr. Diya should serve as a director of the Company.

MARTIN J. LYONS, JR.

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AMEREN AND AMEREN ILLINOIS AND CHAIRMAN AND PRESIDENT OF AMEREN SERVICES

Director since: 2009

Age: 51

EXECUTIVE EXPERIENCE:

Mr. Lyons joined the Company, Ameren Illinois, Ameren, and Ameren Services in 2001 as Controller. Mr. Lyons was elected Vice President of the Company, Ameren Illinois, Ameren and Ameren Services in 2003. In 2007, his positions at the Company were changed to Vice President and Principal Accounting Officer. In 2008, Mr. Lyons was elected Senior Vice President and Principal Accounting Officer of Ameren and its subsidiaries. In 2009, Mr. Lyons assumed the positions of Senior Vice President and Chief Financial Officer, while remaining as the Principal Accounting Officer, of the Company, Ameren Illinois, Ameren and Ameren Services. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of the Company, Ameren, Ameren Illinois and Ameren Services. In 2016, Mr. Lyons was elected Chairman and President of Ameren Services and relinquished his position as Executive Vice President and Chief Financial Officer of Ameren Services.

Mr. Lyons serves or served as a director of the following Ameren entities (current and former):

• Ameren Illinois, 2009–present	• Ameren Services, 2010–present
• Ameren Energy Generating Company, 2009–2013	• ATXI, 2009–present

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Lyons’ executive management experience; strong accounting, financial and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Lyons should serve as a director of the Company.

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ITEMS YOU MAY VOTE ON

GREGORY L. NELSON

SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY, AMEREN, AMEREN ILLINOIS AND AMEREN SERVICES

Director since: 2011

Age: 60

EXECUTIVE EXPERIENCE:

Mr. Nelson joined the Company in 1995 as a manager in the Tax Department and assumed a similar position with Ameren Services in 1998. Mr. Nelson was elected Vice President and Tax Counsel of Ameren Services in 1999, and Vice President of the Company and Ameren Illinois in 2003. In 2010, Mr. Nelson was elected Vice President, Tax and Deputy General Counsel of Ameren Services, while remaining Vice President of the Company and Ameren Illinois. In 2011, Mr. Nelson was elected Senior Vice President, General Counsel and Secretary of the Company, Ameren, Ameren Illinois and Ameren Services.

Mr. Nelson serves or served as a director of the following Ameren entities (current and former):

• Ameren Energy Generating Company, 2011–2013	• Ameren Illinois, 2011–present

• Ameren Services, 2011–present	• ATXI, 2011–present

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Nelson’s significant management experience; extensive legal, tax, regulatory and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Nelson should serve as a director of the Company.

DAVID N. WAKEMAN

SENIOR VICE PRESIDENT, CORPORATE SAFETY, OPERATIONS OVERSIGHT AND OPTIMIZATION OF AMEREN SERVICES

Director since: 2016

Age: 57

EXECUTIVE EXPERIENCE:

Mr. Wakeman joined the Company in 1982 as a Mechanic’s Helper. In 1990, he was promoted to engineer and became a Supervising Engineer in 1999. In 2003, Mr. Wakeman was promoted to Manager of Distribution Operating and in 2009 was promoted to Vice President, Energy Delivery. In 2014, he was elected Senior Vice President, Operations & Technical Services. In 2015, he was elected Senior Vice President, Customer Operations. In January 2017, he was elected Senior Vice President, Corporate Safety, Operations Oversight and Optimization of Ameren Services.

SKILLS AND QUALIFICATIONS:

Based primarily upon Mr. Wakeman’s significant management experience; strong strategic planning, operations, engineering and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Wakeman should serve as a director of the Company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF THESE DIRECTOR NOMINEES.

BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance

During 2017, the Board of Directors met three times. All then-incumbent directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members held during the period for which such directors have been directors.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2017 annual meeting of shareholders, all of the then-incumbent directors (and nominated for election in 2017) were in attendance.

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ITEMS YOU MAY VOTE ON

Board Leadership Structure

The Company’s Bylaws delegate to the Company’s Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and President. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and President. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions and other relevant factors.

The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Moehn, is a leadership structure that combines the roles of Chairman of the Board and President with Mr. Moehn filling those roles for the following primary reasons:

•	such a Board leadership structure has served the Company and its shareholders well, and the Board believes this structure will continue to serve us well, based primarily on Mr. Moehn’s background, skills and experience, as detailed in his biography above;

•	since Ameren owns all of the Company’s Common Stock, the Company receives significant independent oversight by Ameren’s Board of Directors (for example, only independent directors serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of Ameren’s Board (see “— BOARD COMMITTEES” below); Ameren’s Nominating and Corporate Governance Committee recommends to Ameren’s Board, and Ameren’s Board subsequently nominates, director candidates for the Company’s Board; and any Company director, as a result of Ameren’s ownership of all the Company’s Common Stock, may be removed by Ameren’s Board at any time, with or without cause);

•	the combined Chairman and President (or CEO) position continues to be the principal board leadership structure among public companies in the United States, including Ameren’s peer companies; and

•	there is no empirical evidence that separating the roles of Chairman and President (or CEO) improves returns for shareholders.

Based on oversight by Ameren’s Board, as described above, Ameren’s ownership of all the Company’s Common Stock and the economic rights of the holders of the Preferred Stock being senior in priority to the Common Stock, and the Company’s current Board composition and leadership structure, the Board has not appointed a lead independent director. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Company is committed to reviewing this determination on an annual basis.

Risk Oversight Process

Given the importance of monitoring risks, Ameren’s Board has determined to utilize a committee specifically focused on oversight of the risk management of Ameren and its subsidiaries, including the Company. Ameren’s Board has charged its Audit and Risk Committee with oversight responsibility of Ameren’s and its subsidiaries’ overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks for Ameren and its subsidiaries. Ameren’s Audit and Risk Committee meets on a regular basis to review the enterprise risk management processes, at which time applicable members of Ameren’s and the Company’s senior management provide reports to the Audit and Risk Committee. Ameren’s Audit and Risk Committee coordinates this oversight with other committees of Ameren’s Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of Ameren’s standing Board committees, in turn, receives regular reports from members of Ameren’s and the Company’s senior management concerning its assessment of Ameren and Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that

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ITEMS YOU MAY VOTE ON

are not specifically assigned to an Ameren Board committee are considered by Ameren’s Audit and Risk Committee through its oversight of the enterprise risk management process of Ameren and its subsidiaries. Ameren’s Audit and Risk Committee then discusses with members of Ameren’s and the Company’s senior management methods to mitigate such risks.

Notwithstanding Ameren’s Board of Directors’ oversight delegation to Ameren’s Audit and Risk Committee, the entire Board is actively involved in risk oversight. Ameren’s Audit and Risk Committee annually reviews for Ameren’s Board which committees maintain oversight responsibilities described above and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, Ameren’s Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the other standing committees of Ameren’s Board identified below, each of which is currently chaired by an independent director. Ameren’s Board then discusses and deliberates on the risk management practices of Ameren and its subsidiaries. Through the process outlined above, Ameren’s Board believes that the leadership structure of Ameren’s Board supports effective oversight of the risk management of Ameren and its subsidiaries.

Consideration of Risks Associated with Compensation

In evaluating the material elements of compensation available to executives and other Company employees, Ameren’s Human Resources Committee takes into consideration whether the compensation policies and practices of Ameren and certain of its subsidiaries, including the Company, may incentivize behaviors that might lead to excessive risk taking. Ameren’s Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Ameren management, reviews the compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:

•	an appropriate balance of fixed and variable pay opportunities;

•	caps on incentive plan payouts;

•	the use of multiple performance measures in the compensation program;

•	measurement of performance at the corporate level;

•	a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•	Ameren Human Resources Committee discretion regarding individual executive awards;

•	oversight by non-participants in the plans;

•	the code of conduct, internal controls and other measures implemented by Ameren and its subsidiaries, including the Company;

•	the existence of anti-hedging and anti-pledging policies for executives;

•	the existence of a clawback provision in the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) and 2006 Omnibus Incentive Compensation Plan (the “2006 Plan”) that applies to annual and long-term incentive plan grants; and

•	stock ownership requirements applicable to members of Ameren’s management team (including the NEOs as defined under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS” below, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 (collectively, the “Section 16 Officers”), and other members of Ameren’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of Ameren’s management team.

Based upon the above considerations, Ameren’s Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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ITEMS YOU MAY VOTE ON

BOARD COMMITTEES

The Board of Directors has a standing Executive Committee, with such duties as may be delegated to it from time to time by the Board and authority to act on most matters concerning management of the Company’s business during intervals between Board meetings. The Executive Committee did not meet or act by unanimous written consent without a meeting in 2017. The present members of this committee are Messrs. Moehn, Lyons and Nelson.

In addition, as described below, the Board of Directors utilizes the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee of Ameren’s Board of Directors to perform such committee functions for the Company’s Board. The chairs and members of those committees are recommended by Ameren’s Nominating and Corporate Governance Committee, appointed annually by Ameren’s Board and are identified below. Ameren’s Audit and Risk Committee, Human Resources Committee, and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom Ameren’s Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”). In addition, Ameren’s Nuclear and Operations Committee and Finance Committee are currently comprised entirely of non-management directors, each of whom Ameren’s Board has also determined to be “independent” under the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.

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Audit and Risk Committee	Meetings in 2017: 6

Walter J. Galvin, Chair

Catherine S. Brune

J. Edward Coleman

Craig S. Ivey

Each of Walter J. Galvin and

J. Edward Coleman qualifies as an “audit committee financial expert” as that term is defined by the SEC.

•   Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•   Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; considers a potential rotation of the independent accountant firm.

•   Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.

•   Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•   Reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•   Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•   Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on a Company-wide basis.

•   Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.

•   Oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•   Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•   Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934, as amended
(the “Exchange Act”).

Human Resources Committee	Meetings in 2017: 6

James C. Johnson, Chair Richard J. Harshman Steven H. Lipstein Stephen R. Wilson

•   Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of the Company and Presidents of its subsidiaries as well as other executive officers.

•   Administers and approves awards under the incentive compensation plan.

•   Administers and approves incentive compensation plans, executive employment agreements, if any, severance agreements and change in control agreements.

•   Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s Form 10-K and proxy statement.

•   Acts on important policy matters affecting personnel; recommends to the Board amendments to those pension plans sponsored by the Company or any of its subsidiaries, except as otherwise delegated.

•   Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•   Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act.

•   Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

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Nominating and Corporate Governance Committee	Meetings in 2017: 6

Gayle P.W. Jackson, Chair Catherine S. Brune Rafael Flores James C. Johnson

•   Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•   Reviews the Board’s policy for director compensation and benefits.

•   Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.

•   Develops and recommends to the Board corporate governance guidelines; oversees the Company’s code of business conduct (referred to as its Principles of Business Conduct), Code of Ethics for Principal Executive and Senior Financial Officers and the Related Person Transactions Policy (see “ — CORPORATE GOVERNANCE” below).

•   Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials.

•   Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•   Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

•   Performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Exchange Act.

Nuclear and Operations Committee	Meetings in 2017: 5

Richard J. Harshman, Chair J. Edward Coleman Ellen M. Fitzsimmons Rafael Flores Craig S. Ivey Gayle P. W. Jackson

•   Oversees and reviews the Company’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.

•   Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to the Company’s facilities and operations.

•   Reviews the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•   Reviews and reports to the Board on the effectiveness of management in operating and managing, and the principal risks (including regulatory, environmental, reputation and business continuity risks) related to, the Company’s operating facilities, including the Company’s nuclear energy center.

•   Advises the Human Resources Committee on appropriate safety and operational goals to be included in the Company’s executive compensation programs and plans.

•   Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

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Finance Committee	Meetings in 2017: 5
Stephen R. Wilson, Chair Ellen M. Fitzsimmons Walter J. Galvin Steven H. Lipstein

•   Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•   Reviews and makes recommendations regarding the Company’s dividend policy.

•   Reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million.

•   Reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans.

•   Oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•   Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

CORPORATE GOVERNANCE

Corporate Governance Policies, Committee Charters and Codes of Conduct

Ameren’s Board of Directors has adopted a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors and a Related Person Transactions Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear and Operations Committee and Finance Committee. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as Ameren’s Principles of Business Conduct) applicable to all of the directors, officers and employees of Ameren and its subsidiaries, including the Company, and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Standing Board Committee Governance Practices

The standing Board committees focus on good governance practices. These include:

•	requiring several meetings to discuss important decisions;

•	receiving meeting materials well in advance of meetings; and

•	conducting executive sessions with committee members only.

Human Resources Committee Governance Practices

The Ameren Human Resources Committee obtains professional advice from an independent compensation consultant engaged directly by and who reports to the Committee. It is the Ameren Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2018, Ameren’s Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:

•	a track record in providing independent, objective advice;

•	broad organizational knowledge;

•	industry reputation and experience;

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•	in-depth knowledge of competitive pay levels and practices; and

•	responsiveness and working relationship.

Meridian representatives attended all of the Ameren Human Resources Committee meetings during 2017. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.

During 2017, the Committee requested of Meridian the following items:

•	market pay and market trend analyses, which assist the Committee in targeting executive compensation at the desired level versus market;

•	a review of change-in-control and severance provisions to help the Committee evaluate their appropriateness;

•	comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

•	preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

•	review and advice on changes to Ameren’s and its subsidiaries’, including the Company’s, long-term incentive program;

•	review and advice on the Compensation Discussion and Analysis section included in Ameren’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

•	advice in connection with the Committee’s risk analysis of Ameren’s and its subsidiaries’, including the Company’s, compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

•	advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

•	other requests relating to executive compensation issues.

Other than services provided to Ameren’s Human Resources Committee as set forth above and for Ameren’s Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for Ameren or any of its subsidiaries, including the Company, in 2017.

Pursuant to its letter agreement with the Ameren Human Resources Committee, if Ameren or management of Ameren proposes that Meridian perform services for Ameren or management of Ameren other than in Meridian’s retained role as consultant to the Committee and Ameren’s Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Committee for approval before such services begin.

In December 2017, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters.

Each of Ameren’s Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in December 2017 each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive compensation-related matters, no conflict of interest was raised by the work of Meridian.

Delegation of Authority

Ameren’s Human Resources Committee has delegated authority to Ameren’s Administrative Committee, comprised of designated members of Ameren’s management, to approve changes, within specified parameters, to certain of Ameren’s and the Company’s retirement plans. It has also delegated

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ITEMS YOU MAY VOTE ON

authority to management to make pro rata equity grants in the first year of eligibility for receipt of Performance Share Unit Awards (“PSUP Awards”) to executives who, while not Section 16 Officers, are newly promoted into a PSUP Award eligible role or hired into a PSUP Award eligible role during the year. In addition, Ameren’s Human Resources Committee has delegated to Ameren’s Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Ameren Common Stock to executives who are not Section 16 Officers. Ameren will ensure the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.

Role of Executive Officers

The role of executive officers in compensation decisions for 2017 is described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS.” Mr. Moehn, as President of the Company, was not involved in determining his own compensation. See “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS” below.

Human Resources Committee Interlocks and Insider Participation

No current member of Ameren’s Human Resources Committee of the Board of Directors (Messrs. Johnson, Harshman, Lipstein and Wilson) was at any time during 2017 or at any other time an officer or employee of Ameren or its subsidiaries, including the Company, and no member had any relationship with Ameren or its subsidiaries, including the Company, requiring disclosure under applicable SEC rules.

No executive officer of Ameren or its subsidiaries, including the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of Ameren or its subsidiaries, including the Company, or the Human Resources Committee during 2017.

Consideration of Director Nominees

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Director Nomination Policy, which can be found on Ameren’s website. The Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for reelection as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third party search firm a fee to identify or evaluate or assist in identifying or evaluating nominees and did not do so with regard to the nominees recommended for election in this information statement.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances

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ITEMS YOU MAY VOTE ON

will the Nominating and Corporate Governance Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by Ameren’s Nominating and Corporate Governance Committee in compliance with Ameren’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. Ameren’s Nominating and Corporate Governance Committee considers and assesses the implementation and effectiveness of its diversity policy in connection with Board nominations annually to assure that the Board contains an effective mix of individuals to best advance the Company’s long-term business interests.

Director Independence

All nominees for director of the Company’s Board are officers of the Company or its affiliates and therefore, do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore is not subject to the NYSE listing standards.

Related Person Transactions Policy

Ameren’s Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. The policy applies to Ameren and its subsidiaries, including the Company, which are registered companies under the Exchange Act. This written policy provides that Ameren’s Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren’s Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of Ameren’s Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren’s Nominating and Corporate Governance Committee and Ameren’s Human Resources Committee, respectively.

For purposes of this policy, immediate family member means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

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The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which Ameren (including the Company and any of Ameren’s other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules, or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren’s Board of Directors for approval, by the Human Resources Committee of Ameren’s Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all immediate family members of such person has a ten percent or greater beneficial interest.

The Office of the Corporate Secretary of Ameren assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Principles of Business Conduct and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction.

During 2017, other than employment by the Company or its affiliates, the Company had no Related Person Transactions with directors and nominees for director and no Related Person Transactions are currently proposed.

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DIRECTOR COMPENSATION

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are employees of Ameren or its subsidiaries.

OTHER MATTERS

The Board of Directors does not know of any matter, other than the election of directors, which may be presented at the Annual Meeting.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP

SECURITIES OF THE COMPANY

As shown in the table below, all of the outstanding shares of our Common Stock are owned by Ameren. Of the 807,595 outstanding shares of our class of Preferred Stock, no shares were owned by our directors, nominees for director and executive officers as of March 9, 2018. To our knowledge, there are no beneficial owners of five percent or more of the outstanding shares of our class of Preferred Stock as of March 9, 2018. As discussed under “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING” above, our Common Stock and Preferred Stock shareholders vote together as a single class on matters submitted to a vote at the Annual Meeting. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at March 9, 2018	Percent of Common Stock (%)

Ameren Corporation One Ameren Plaza 1901 Chouteau Avenue St. Louis, MO 63103	102,123,834	100

SECURITIES OF AMEREN

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of March 9, 2018 for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s Chairman and President and the Company’s Chief Financial Officer during 2017, and the three most highly compensated executive officers of the Company (other than the individuals serving as the Chairman and President and the Chief Financial Officer during 2017) who were serving as executive officers at the end of 2017, each as named in the Summary Compensation Table below (collectively, the “Named Executive Officers”) and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)

Michael L. Moehn	72,730	*

Warner L. Baxter	237,987	*

Mark C. Birk	53,606	*

Fadi M. Diya	53,628	*

Martin J. Lyons, Jr.	116,104	*

Gregory L. Nelson	52,554	*

David N. Wakeman	19,426	*

All directors, nominees for director and executive officers as a group (11 persons)	721,753	*

*	Less than one percent.

(1)	This column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options or the vesting of restricted stock units. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 243,343,392 shares of Ameren Common Stock outstanding on March 9, 2018 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of March 9, 2018.

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SECURITY OWNERSHIP

Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, since 2013, Ameren has had a policy which prohibits directors and employees of Ameren and its subsidiaries, including the Company, from entering into any transaction which hedges (or offsets) any decrease in value of Ameren equity securities that are (1) granted by Ameren to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.

The address of all persons listed above is c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

STOCK OWNERSHIP REQUIREMENT FOR NAMED EXECUTIVE OFFICERS AND MEMBERS OF THE SENIOR LEADERSHIP TEAM

The stock ownership requirements applicable to the NEOs are described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS.” The Company also has stock ownership requirements applicable to members of the Senior Leadership Team. These requirements are included in Ameren’s Corporate Governance Guidelines, which are available on Ameren’s website or upon request to the Company, as described herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2017.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee (the “Committee”) of Ameren Corporation’s (“Ameren”) Board of Directors discharges the Board’s responsibilities relating to compensation of Union Electric Company’s (the “Company”) executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the information statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company and its affiliates. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Committee met with management of the Company and its affiliates and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement, and the Board approved that recommendation.

Ameren Human Resources Committee:

James C. Johnson, Chairman

Richard J. Harshman

Steven H. Lipstein

Stephen R. Wilson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2017 with respect to our Named Executive Officers or “NEOs.” Our NEOs are listed in the following table and the Summary Compensation Table on page 38.

Named Executive Officers

Name	Title

Michael L. Moehn	Chairman and President, Ameren Missouri

Martin J. Lyons, Jr.	Executive Vice President and Chief Financial Officer, Ameren

Warner L. Baxter	Chairman, President and Chief Executive Officer, Ameren

Fadi M. Diya	Senior Vice President and Chief Nuclear Officer, Ameren Missouri

Gregory L. Nelson	Senior Vice President, General Counsel and Secretary, Ameren

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EXECUTIVE COMPENSATION

Fiscal 2017 Executive Compensation Highlights

Ameren’s pay-for-performance program led to the following actual 2017 compensation being earned:

•	2017 annual short-term incentive base awards based on EPS, safety performance and customer measures were earned at 153.98 percent of target; this payout reflected strong financial and operational performance by Ameren and its subsidiaries in 2017 that was due, in part, to the successful execution of Ameren’s strategy, improved safety practices and enhanced reliability of its operations for the benefit of customers, and strategic capital allocation and disciplined cost management.

•	162.5 percent of the target three-year long-term incentive awards made in 2015 was earned based on Ameren’s total shareholder return relative to the defined utility peer group over the three-year measurement period (2015–2017) plus accrued dividends of approximately 11 percent. Ameren ranked fifth out of the 17-member peer group. The January 1, 2015 PSU awards increased in value from $46.13 per share on the grant date to $58.99 per share as of December 31, 2017. This strong performance was attributable to the successful execution of the Company’s strategy that is delivering superior value to customers and shareholders.

Guiding Objectives

Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of our shareholders to maximize shareholder value.

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2017 In Brief

Ameren’s compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align Ameren’s executive compensation with long-term shareholder interests, including:

What we do:	What we don’t do:

✓  Ameren develops pay opportunities at the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

✓  Ameren designs our short-term incentives program so that it is entirely performance-based with the primary focus on our EPS and additional focus on safety and customer metrics and individual performance.

✓  Ameren designs our long-term incentives program with the primary focus on our total shareholder return versus that of a utility peer group.

✓  Ameren includes in our short-term and long-term incentive awards “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

✓  Ameren maintains stock ownership requirements for the Senior Leadership Team and Ameren’s non-management directors.

✓  Ameren provides only limited perquisites, such as financial and tax planning.

✓  Ameren’s change of control cash severance and equity vesting are both fully “double-trigger.”

✓  An independent compensation consultant is engaged by and reports directly to the Committee.

×   Ameren does not have employment agreements.

×   Ameren does not allow employees, officers or directors to hedge Ameren securities.

×   Ameren does not allow executive officers or directors to pledge Ameren securities.

×   Ameren does not provide tax “gross-up” payments on perquisites.

×   Ameren does not pay dividends or dividend equivalents on unearned incentive awards.

×   Ameren has never repriced or backdated equity-based compensation awards.

×   Ameren does not include the value of long-term incentive awards in Ameren’s pension calculations.

×   Ameren does not offer excise tax “gross-up” payments except for officers who became participants in Ameren’s Change of Control Severance Plan prior to October 1, 2009.

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Overview of Executive Compensation Program Components

To accomplish our compensation objective in 2017, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below. Although all compensation elements are totaled for comparisons to the Market Data (the size-adjusted median of the compensation paid by similar utility industry peer companies), decisions with respect to one element of compensation (e.g., long-term incentives) tend not to influence decisions with respect to other elements of compensation (e.g., base salary). The following are the material elements of our 2017 compensation program for the NEOs:

•	base salary;

•	short-term incentives;

•	long-term incentives, specifically Ameren’s Performance Share Unit Program;

•	retirement benefits;

•	limited perquisites; and

•	“double-trigger” change of control protection.

Ameren also provides various health and welfare benefits to the NEOs on substantially the same basis as it provides to all salaried employees.

Each element is reviewed individually and considered collectively with other elements of Ameren’s compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as Ameren’s overall compensation program.

Market Data and Compensation Peer Group

In October 2016, the Committee’s independent consultant collected and analyzed comprehensive industry data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The industry data was obtained from a proprietary database maintained by Aon Hewitt.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop the Market Data (the size-adjusted median of the compensation opportunities provided by similar utility industry companies), compensation opportunities for the NEOs were compared to the market data showing compensation opportunities for comparable positions at companies similar to Ameren, defined as regulated utility industry companies in a revenue size range approximately one-half to double Ameren’s size, with a few exceptions (Ameren’s “compensation peers”). The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for Ameren’s revenue size and produce the Market Data. Our compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data. The compensation peers’ market capitalizations had no bearing on the Market Data, because market capitalization is not used as a size-adjustment variable.

Ameren provides compensation opportunities at levels indicated by the Market Data, and designs its incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren’s plans are designed to result in payouts that are market-appropriate given its performance for that year or period.

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The companies identified as the “compensation peers” used to develop 2017 compensation opportunities from the above-described data are listed below. The list is subject to change each year depending on mergers and acquisitions activity, the availability of the companies’ data through Aon Hewitt’s database and the continued appropriateness of the companies in terms of size and industry in relationship to Ameren.

AGL Resources	Edison International	PPL Corporation
Alliant Energy Corporation	FirstEnergy Corp.	PSEG, Inc.
American Electric Power Co.	NiSource Inc.	SCANA Corporation
CenterPoint Energy, Inc.	OGE Energy Corp.	Sempra Energy
CMS Energy Corporation	Pacific Gas & Electric Corporation	WEC Energy Group Inc.
Dominion Resources, Inc.	Pinnacle West Capital Corporation	WGL Holdings, Inc.
DTE Energy Company	PNM Resources	Xcel Energy, Inc.
Duke Energy Corp.

Mix of Pay

Ameren believes that both cash compensation and noncash compensation are appropriate elements of a total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while noncash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2017, there was no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviewed the Market Data provided by its consultant to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation was to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases, and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.

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EXECUTIVE COMPENSATION

2017 FIXED VERSUS PERFORMANCE-BASED COMPENSATION

The following table shows the allocation of each NEO’s base salary and short-term and long-term incentive compensation opportunities between fixed and performance-based compensation at the target levels.

Name	Fixed Compensation	Performance-Based Compensation

Moehn	29%	71%

Lyons	27%	73%

Baxter	18%	82%

Diya	33%	67%

Nelson	31%	69%

2017 TOTAL CASH VERSUS EQUITY-BASED COMPENSATION

The following table shows each NEO’s base salary and short-term and long-term incentive compensation as allocated between cash and equity-based compensation at the target levels.

Name	Total Cash Compensation	Total Equity-based Compensation

Moehn	48%	52%

Lyons	47%	53%

Baxter	36%	64%

Diya	53%	47%

Nelson	51%	49%

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Fixed Compensation (base salary), 29% Performance-based Compensation, 71% Fixed Compensation (base salary), 27% Performance-based Compensation, 73% Total Equity-based Compensation, 52% Total Cash-based Compensation, 48% Total Equity-based Compensation, 53% Total Cash-based Compensation, 47%

EXECUTIVE COMPENSATION

2017 SHORT-TERM VERSUS LONG-TERM INCENTIVE COMPENSATION

The following table shows each NEO’s target 2017 short-term and long-term incentive compensation opportunities as a percentage of each NEO’s base salary (each at the target level). Such award opportunities were determined primarily considering the Market Data mentioned above.

Name	Short-Term Incentive Opportunity	Long-Term Incentive Opportunity

Moehn	65%	180%

Lyons	75%	195%

Baxter	100%	360%

Diya	60%	140%

Nelson	65%	160%

Base Salary

Ameren chooses to pay base salary as a standard compensation program element. Our base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.

Ameren determines the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.

In 2016, Mr. Warner L. Baxter (Chairman, President and Chief Executive Officer of Ameren) recommended a 2017 base salary increase for each of the other NEOs considering their then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2016 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative, leadership and contribution to achievement of our goals and leadership.

In December 2016, the Committee also approved an increase to the 2017 base salary of Mr. Baxter from $1,040,000 to $1,075,000 in connection with Mr. Baxter’s annual performance review. The Committee’s decision to adjust Mr. Baxter’s base salary was based on a number of factors, including his performance as Ameren’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.

Short-Term Incentive Compensation: Executive Incentive Plan

2017 Ameren Executive Incentive Plan

Ameren’s short-term incentive compensation program is entitled the Ameren Executive Incentive Plan (“EIP”). The EIP for 2017 was designed to reward the achievement of Ameren’s EPS performance, safety performance, customer measures relating to reliability and affordability, and individual performance. Ameren chooses to pay it to incentivize higher annual corporate and individual performance.

How the EIP Works

For 2017, the EIP (the “2017 EIP”) was comprised of the following components:

•	Ameren EPS, weighted at 80%;

•	safety, as measured by co-worker to co-worker interactions, weighted at 10%;

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•	three quantitative customer measures relating to reliability and affordability, weighted at 10% in total; and

•	an individual performance modifier.

Targets for 2017 EPS, Co-Worker to Co-Worker Safety Interactions and Customer Measures

EPS, Co-Worker to Co-Worker Safety Interactions and Customer Measures

The Committee established threshold, target and maximum levels of goals for each of Ameren EPS, co-worker to co-worker (“c2c”) safety interactions and three customer measures under the 2017 EIP. The customer measures relate to reliability and affordability. They are System Average Interruption Frequency Index (“SAIFI”), Equivalent Availability Base Load Coal Fleet (“EA”) and the Callaway Nuclear Energy Center Performance Index (“CPI”), each described below. Payouts for Ameren EPS, c2c, SAIFI, EA and CPI performance falling between the established levels were interpolated on a straight-line basis. The three goal levels are described below:

Measure	Threshold	Target	Maximum

EPS	93% of Target	Based on the budget approved by the Board of Directors and aligned with shareholder guidance	107% of Target

c2c Safety Interactions	80% of Target	Set with consideration to driving multiple quality interactions for field workers and at least one for each office worker	120% of Target

SAIFI	Aligned with upper half of utility industry peers	Set considering 5-year historical performance and expected high performance level	Better than top quartile performance across the entire Ameren system

EA	95% of Target	Aligned with upper half industry benchmark for Ameren’s peer group	105% of Target

CPI	96% of Target	Improvement over the average score for the past three refueling outage years	Aligned with industry excellent performance for an outage year

Safety Measure

In 2017, Ameren added co-worker to co-worker safety interactions as the safety metric in the plan (replacing Lost Workdays Away). A c2c safety interaction is a leading indicator for safety performance and was added to the plan in order to reinforce safety as a core value and create continued focus on shaping a culture of safety. A c2c safety interaction is a conversation between co-workers that involves giving and receiving feedback to improve safety, with the primary objective of encouraging all co-workers to recognize and eliminate

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Set Initial Targets Measure YE Results Calculate Formulatic Award Adjust for Individual Performance EPS Weighted 80% EPS Results Safety Weighted 10% Safety Results Base Award Individual Performance Modifier Final Short-Term Incentive Award Customer Weighted 10% Customer Results

EXECUTIVE COMPENSATION

at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety outcomes.

Customer Measures

SAIFI is a standard customer reliability measure which indicates how often the average customer experiences a sustained interruption over a one-year period. The measure excludes major events (for example, major storms) and is calculated consistent with the Institute of Electrical and Electronics Engineers (“IEEE”) standards. A lower SAIFI result indicates better performance.

EA measures the percentage of the year Ameren Missouri’s coal-fired base load generation fleet is available for operating at full capacity. The measure is calculated by subtracting equivalent forced and scheduled outages from the energy center’s available hours (i.e., the period of time during which a unit is capable of service whether it is actually in service or not) and dividing this by the hours in the year. Ameren calculates EA consistent with North American Electric Reliability Corporation (“NERC”) reporting standards. A higher EA result indicates better performance.

The CPI measures overall nuclear energy center performance through an industry standard index comprised of 12 safety and reliability measures. The CPI measures performance over a 12-month period. A higher CPI score indicates better performance.

Individual Performance Modifier

The 2017 EIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee.

Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below that expected. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.

The Individual Performance Modifier could reduce the base award by up to 25 percent, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity. With respect to each NEO, adjustments to the base award are in all cases subject to the maximum permitted amount pre-established by the Committee (See “— Section 162(m) of the IRC” below).

2017 Performance

Base Award, Earned through the Achievement of Ameren EPS, Co-Worker to Co-Worker Safety Interactions, and Customer Measures

At the February 2018 Committee meeting, Mr. Baxter presented 2017 EIP achievement levels for Ameren EPS, safety performance and customer measures, and recommended EIP payouts for the NEOs (other than with respect to himself) to the Committee for review:

•	Ameren’s 2017 diluted EPS from continuing operations, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.14. Consistent with its actions in prior years and as permitted under the terms of the underlying plans, the Committee may make adjustments to GAAP EPS to include or exclude specified items of an unusual or non-recurring nature. For 2017, Mr. Baxter presented, and the Committee concurred with, an adjustment for significant changes in federal and state income tax laws enacted in 2017 that resulted in a $0.69 per share impact. These adjustments resulted in an adjusted EPS of $2.83 for the 2017 EIP and a payout of 150.00% of Target.

•	Co-worker to co-worker safety interactions were 32,784 in 2017. For 2017, Mr. Baxter presented and the Committee concurred with a downward adjustment from a payout of 200.00% to a safety payout of 180.00% of Target.

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•	The customer measures consist of the following three metrics: (i) SAIFI performance was 0.79, for a payout of 200.00% of Target; (ii) EA performance was 85.6%, resulting in a payout of 114.29% of Target; and (iii) CPI performance was 96.6, for a payout of 165.00% of Target.

•	The weighted and combined EPS, co-worker to co-worker safety interactions and customer measures resulted in a combined payout of 153.98% of Target.

The resulting metrics and payouts, as approved by the Committee in February 2018, are shown below.

Performance Metric	% Weight	Threshold Performance (50% Payout as a % of Target)	Target Performance (100% Payout as a % of Target)	Maximum Performance (200% Payout as a % of Target)	2017 Results	Payout for Each Metric	Weighted: Base Award % of Target

EPS	80%	$2.53	$2.73	$2.93	$2.83	150.00%	120.00%

Co-Worker Safety Interactions	10%	16,000	20,000	24,000	32,784	180.00%	18.00%

SAIFI	3 1⁄3%	1.02	0.91	0.80	0.79	200.00%	6.67%

EA	3 1⁄3%	80.8%	85.0%	89.2%	85.6%	114.29%	3.81%

CPI	3 1⁄3%	90	94	98	96.6	165.00%	5.50%

Total	100%						153.98%

Earned through Individual Performance Modifier

As discussed above, the 2017 EIP base awards were subject to upward or downward adjustment by up to 25 percent based upon an NEO’s individual contributions and performance during the year. For 2017, the Committee, after consultation with Mr. Baxter, modified the 2017 EIP base award for Mr. Moehn by plus 15 percent of the 2017 base award, for Mr. Lyons by plus 10 percent of the 2017 base award. The Committee modified the 2017 EIP base award for Mr. Baxter by plus 7.2 percent of the 2017 base award. In each case, these adjustments were made as a result of the NEO’s performance on the variables described above.

Resulting 2017 EIP Payouts

Actual 2017 EIP payouts are shown below as a percent of target. Payouts were made in February 2018 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target

Moehn	177.1%

Lyons	169.4%

Baxter	165.1%

Diya	154.0%

Nelson	154.0%

Section 162(m) of the IRC

Section 162(m) of the IRC generally limits the federal income tax deductibility of annual compensation paid by public companies to certain executive officers to $1 million. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), Section 162(m) provided an exemption from this limitation for “qualified performance-based compensation.” The TCJA repealed the “qualified performance-based compensation” exemption, effective for taxable years beginning after December 31, 2017, but provides transition relief for certain contractual arrangements in place as of November 2, 2017 and not modified thereafter. The Committee set a maximum limitation on the 2017 short-term incentive payouts for each NEO and, in so doing, intended for

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such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC as was in effect prior to the enactment of the TCJA. The maximum limitation on such payouts is equal to 0.5 percent of our 2017 net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As historically permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual payouts that are lower than the maximum limitation. Actual short-term incentive payouts are determined by the Committee based on achievement levels with respect to Ameren EPS, co-worker to co-worker safety interactions, and customer measures. The 2017 short-term incentive payouts are shown in column (g) of the Summary Compensation Table.

Long-Term Incentive Compensation

Performance Share Unit Program (“PSUP”)

In General

A performance share unit (“PSU” or “share unit”) is the right to receive a share of Ameren Common Stock if certain long-term performance criteria are achieved and certain service requirements are met.

Role of the PSUP

The 2017 PSU grants, which are governed by the shareholder-approved 2014 Plan, were designed to serve the following roles in the compensation program:

•	provide compensation dependent on Ameren’s three-year total shareholder return (“TSR”) (calculated as described below under “— 2017 Grants”) versus a utility peer group (a “PSUP Peer Group”), as identified below;

•	provide some payout (below target) if three-year relative TSR is below the 30th percentile but the three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2017, 2018 and 2019;

•	accrue dividends during the performance period on shares ultimately earned, in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share Ameren Common Stock price increases and decreases over a three-year period.

PSUP Design

Ameren awards PSU grants to accomplish the following:

•	align executives’ interests with shareholder interests: awards are denominated in Ameren Common Stock units and paid out in Ameren Common Stock. Payouts are dependent on Ameren’s Common Stock performance compared to the performance of the PSUP Peer Group, and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program and with this performance measure;

•	promote Common Stock ownership: payout of earned awards is made 100 percent in Ameren Common Stock, with dividends on Ameren Common Stock, as declared and paid, reinvested into additional share units throughout the performance period;

•	allow executives to share in the returns created for shareholders: returns for shareholders include dividends as declared and paid, and this is reflected in the plan performance measure and rewards; and

•	facilitate retention of key executives: annual competitive grants with a three-year performance period provide incentive for executives to stay with the Company and manage the Company in the long-term interests of Ameren and its shareholders.

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PSUs granted before December 31, 2017, were also intended to be eligible for the “qualified performance-based compensation” exception from the $1 million limit on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2017 Grants

For 2017, a target number of PSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2014 Plan, as reflected in column (g) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2017 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends). The grant amount and actual payout amounts for the 2017 PSU awards are calculated as follows:

•	The Committee determined the target amount based upon a specified percentage of each NEO’s base salary, expressed as a dollar amount. The grant amount was determined by dividing the target amount by the December 2016 trading average of the stock price.

•	The actual number of 2017 PSUs earned will vary from 0 percent to 200 percent of the NEO’s target number of PSUs, based primarily on our 2017–2019 TSR measured relative to a PSUP Peer Group, and will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change in control).

•	For purposes of calculating PSUP award payouts, TSR is calculated as the change in the 30-day trading average of the stock price prior to the beginning of the award period and the 30-day trading average of the stock price prior to the end of the award period, plus dividends paid (and assuming quarterly reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•	If relative TSR for the performance period is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period (described further below under “PSUP Performance/Payout Relationship”).

•	The payout of PSUs will include the payout of any accrued dividend equivalents relating to the number of PSUs actually earned.

The NEOs cannot vote or transfer share unit awards granted under the PSUP until the shares are paid out.

Effective with the 2016 grant, PSUP retirement provisions were modified to provide only prorated awards for all retirement-eligible participants age 55 or greater with at least 5 years of service who retire during the performance period. For grants made prior to 2016, retirement-eligible participants age 62 or greater with at least ten years of service who retire during the performance period receive a full (non-prorated) award at the end of the three-year performance period.

PSUP Peer Group

The analysis to determine the 2017 PSUP Peer Group was made as of December 2016 using the criteria below.

•	Classified as a “NYSE Investor Owned Utility,” within SNL Financial LC’s SEC/Public Companies Power Database.

•	Market capitalization greater than $2 billion.

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period.

•	Not an announced acquisition target.

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•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The 19 companies included in the 2017 PSUP Peer Group as of January 1, 2017 are listed below. These PSUP Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to us or its participation in an executive pay database. At the end of the performance period, the final 2017 PSUP Peer Group may be impacted by acquisition and restructuring events.

Alliant Energy Corporation	IDACORP, Inc.	SCANA Corporation
Avista Corporation	NiSource Inc.	Southern Company
CMS Energy Corporation	Northwestern Corporation	Vectren Corporation
Consolidated Edison, Inc.	Pacific Gas and Electric Corporation	WEC Energy Group, Inc.
Edison International	Pinnacle West Capital Corporation	Xcel Energy, Inc.
Eversource Energy	PNM Resources, Inc.
Great Plains Energy Inc.	Portland General Electric Company

PSUP Performance/Payout Relationship

Once Ameren’s 2017–2019 TSR is calculated and compared to the utility peer group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

TSR Performance or, as applicable, EPS Performance	Payout (% of Share Units Granted)

90th percentile +	200%		If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. the PSUP Peer Group
70th percentile	150%
50th percentile	100%	ï
30th percentile	50%

Below 30th percentile but three-year average Ameren EPS reaches or exceeds the average of the EIP EPS threshold levels in 2017, 2018 and 2019	30%

Below 30th percentile and three-year average Ameren EPS does not reach the average of the EIP EPS threshold levels in 2017, 2018 and 2019	0% (No payout)

Section 162(m) of the IRC

As discussed above, prior to the enactment of the TCJA, Section 162(m) of the IRC provided an exemption from the general limitation for “qualified performance-based compensation.” The Committee set a maximum limitation on the 2017 PSUP payouts for each NEO and, in so doing, intended for such payouts to meet the definition of qualified performance-based compensation under Section 162(m) of the IRC as in effect prior to the enactment of the TCJA. The maximum limitation on such payouts is equal to 1.2 percent of our cumulative 2017, 2018 and 2019 GAAP net income and is subject to automatic adjustment to exclude the effects of certain customary items, such as any change in federal, state or local tax laws or regulations. As historically permitted under Section 162(m) of the IRC, the Committee may exercise negative discretion to approve actual 2017 PSUP payouts that are lower than the maximum limitation. Actual PSUP payouts will be determined by the Committee based on the comparison of Ameren’s TSR against the PSUP Peer Group for the performance period.

2015 PSU Awards Vesting

The PSUP performance period for the 2015 grants ended December 31, 2017. Our 2015–2017 TSR performance was determined to be at the 75th percentile of Ameren’s 2015 PSUP Peer Group. The following

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table shows the 2015 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends times 162.5 percent), and their value at year end (December 31, 2017). The resulting earned amounts were 231 percent of the original target value of the 2015 awards, which reflects both TSR performance against the utility peer group and the actual TSR generated during the three-year period. Vesting of the awards for each NEO is subject to continued employment as of the payment date. Each NEO’s award vested and was paid as of February 28, 2018.

Name	Grant Date	Target 2015 PSU Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2015 PSU Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)

Moehn	1/1/2015	18,511	853,912	33,385	1,969,381	231

Lyons	1/1/2015	25,404	1,171,887	45,816	2,702,686	231

Baxter	1/1/2015	78,531	3,622,635	141,632	8,354,872	231

Diya	1/1/2015	13,507	623,078	24,360	1,436,996	231

Nelson	1/1/2015	16,783	774,200	30,268	1,785,509	231

(1)	Valuations are based on $46.13 per share, the most recent closing price of Ameren Common Stock on the NYSE as of January 1, 2015, the grant date.

(2)	The number of 2015 PSU awards earned includes dividend equivalents, equal to approximately an additional 11 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)	Valuations are based on $58.99 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2017, the date the 2015 PSU awards were valued. The earned value percentage represents a payout of 162.5 percent, dividend accumulation of approximately 11 percent and stock price appreciation from the grant date to the December 31, 2017 valuation.

2016 and 2017 PSU Awards

The PSUP performance periods for the 2016 and 2017 grants will not end until December 31, 2018 and December 31, 2019, respectively. The figures in column (e) of the Summary Compensation Table of this information statement for the years 2016 and 2017 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

2018 Long-Term Incentive Program

Consistent with good governance practices, the Committee conducted an extensive review of the Long-Term Incentive Plan during 2017. As a result, beginning with long-term incentive awards granted January 1, 2018, each NEO’s target award consists of a mix of PSUs and time-based restricted stock units (“RSUs”). Participants will receive 70% of the value of their award in the form of PSUs and 30% of the value of their award in the form of RSUs. PSUs and RSUs granted in 2018 will only vest if a participant remains employed with Ameren through the payment date for the awards, except that awards will vest on a pro rata basis in the event of a participant’s earlier retirement or death. The payment date will occur in 2021 and must be no later than March 15, 2021. PSUs will vest between 0% and 200% of target stock units depending fully on Ameren’s TSR relative to its peer group during the performance period. The updated plan design is aligned with market practice and creates more clarity for participants.

Additionally, at its February 2018 meeting, the Committee approved the grant of one-time RSU awards for Messrs. Lyons and Moehn to recognize their strong leadership skills that have delivered superior value to customers and shareholders, and to maintain strong business and leadership continuity in the execution of the Company’s business strategy in the future. The awards were granted effective as of March 1, 2018 in the amount of $1,025,999 and $820,473 respectively, and will vest on February 28, 2021. These awards do not provide for accelerated vesting in connection with an executive’s retirement.

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Perquisites

Ameren provides limited perquisites to provide competitive value and promote retention of the NEOs and others.

Retirement Benefits

The objective of retirement benefits is to provide post-employment security to employees of Ameren and its subsidiaries and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.

There are several retirement benefit programs applicable to the NEOs, including:

•	Ameren’s 401(k) savings and cash balance retirement plans;

•	Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•	a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Ameren matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this information statement under the captions “— PENSION BENEFITS” and “— NONQUALIFIED DEFERRED COMPENSATION” below.

Severance

All regular full-time employees (including Officers and NEOs) have participated in the Ameren Corporation Severance Plan for Ameren Employees, which provides severance based on years of service and weeks of pay in the event of a qualifying termination. In December 2017, the Committee removed officers from the Ameren Corporation Severance Plan for Ameren Employees and approved the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The Officer Severance Plan was put into place in alignment with market practice. The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without Cause, as defined in the Officer Severance Plan. The Officer Severance Plan provides for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance, continuation of medical coverage for 12 months subsidized by Ameren, and outplacement career transition services. Upon a change of control, officers who are eligible for severance pay and benefits under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans.

Change of Control

Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.

Change of Control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good

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Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control.”

The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.

Ameren expects it would take more time for senior leaders to find new employment than for other employees, and therefore senior management, including the NEOs, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS–Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

Ameren has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term Common Stock ownership and aligns the interests of the Senior Leadership Team and shareholders. The stock ownership requirement applicable to the Senior Leadership Team is included in Ameren’s Corporate Governance Guidelines and was recently amended to increase the ownership requirements for the Senior Leadership Team. The requirement provides that each member of the Senior Leadership Team is required to own shares of Ameren’s Common Stock valued as a percentage of base salary as follows:

•	President and Chief Executive Officer of Ameren: 5 times base salary;

•	Chief Financial Officer of Ameren and each Ameren business segment President: 3 times base salary;

•	Other Section 16 Officers: 2 times base salary; and

•	All Other Members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member of the Senior Leadership Team must retain at least 75 percent of the after-tax shares acquired upon the vesting and settlement of (i) the Senior Leadership Team member’s awards that are then outstanding under Ameren’s equity compensation programs and (ii) any future awards granted to the Senior Leadership Team member under Ameren’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs are in compliance with the increased stock ownership requirements, including taking into account any base salary increases for fiscal year 2018.

Ameren Anti-Pledging and Anti-Hedging Policy

Ameren maintains policies that prohibit executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, Ameren’s policies prohibit Company directors and employees from entering into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities, as discussed under “SECURITY OWNERSHIP — SECURITIES OF AMEREN” above.

Clawback

Awards granted under the 2006 Plan or the 2014 Plan, including EIP and PSU awards, are subject to a “clawback” in certain circumstances. If Ameren is required to prepare an accounting restatement due to the material noncompliance of Ameren, as a result of misconduct, with any financial reporting requirement under the securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse Ameren the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

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In addition, beginning with the 2015 EIP awards and PSU awards granted in 2015, if the award holder engages in conduct or activity that is detrimental to Ameren or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to Ameren after receiving a demand from Ameren for the repayment.

Timing of Compensation Decisions and Awards

Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are made at regularly scheduled meetings.

Following is a discussion of the timing of certain compensation decisions for 2017 at Ameren:

•	the NEOs’ base salaries for 2017 were reviewed and a 2017 base salary increase for each of the NEOs was approved at the December 2016 Committee meeting, as discussed under “— Base Salary” above;

•	2017 EIP target opportunities (as a percentage of base salary) were established for the NEOs and the range of 2017 EIP EPS, co-worker to co-worker interactions and customer measures for 2017 was set at the December 2016 and February 2017 Committee meetings, respectively;

•	2017 PSU grants to the NEOs were approved at the December 2016 Committee meeting; and

•	the final determination of the 2017 EIP and 2015 PSU payouts were made at the February 2018 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee at each Committee meeting and, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of the final decision. The Committee makes long-term incentive grants at its December meeting of the year prior to the year the grants are made. The Committee expects to continue to establish base salaries at its December meeting each year with such base salaries to be effective in the following January.

Other Considerations for Changes in Compensation Opportunities

Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

For 2017, Ameren’s Chief Executive Officer, Mr. Baxter, with the assistance of the Senior Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. Ameren’s Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. Ameren’s Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, Ameren’s Chief Executive Officer’s recommendations are presented to the Committee for review based on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A. No executive officer nor any other NEO makes recommendations for setting his own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with only the Committee members and the Committee’s independent consultant present.

Ameren’s Chief Executive Officer, the other NEOs, and other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and

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provide effective incentives to produce outstanding financial and operating results for Ameren and its subsidiaries, including the Company, and their shareholders.

Other Compensation Matters

Neither Ameren nor the Company has any written or unwritten employment agreements with any of the NEOs. Each NEO is an employee at the will of Ameren or the Company.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its affiliates, including Ameren, in fiscal years 2017, 2016 and 2015. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(2)(7) ($) (i)	Total ($) (j)
Michael L. Moehn Chairman and President, Ameren Missouri	2017	530,000	–	1,103,097	–	610,030	268,679	44,134	2,555,940
	2016	512,000	–	944,912	–	367,000	225,211	54,152	2,103,275
	2015	500,000	–	978,862	–	354,350	52,991	52,281	1,938,484
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer, Ameren	2017	662,000	–	1,492,607	–	840,962	353,722	60,416	3,409,707
	2016	640,000	–	1,279,549	–	539,500	292,887	68,069	2,820,005
	2015	612,000	–	1,343,364	–	477,710	51,918	50,881	2,535,873
Warner L. Baxter Chairman, President and Chief Executive Officer, Ameren	2017	1,075,000	–	4,474,803	–	1,775,000	629,030	126,957	8,080,790
	2016	1,040,000	–	3,732,030	–	1,213,000	538,752	114,874	6,638,656
	2015	1,000,000	–	4,152,719	–	1,065,500	170,664	104,823	6,493,706
Fadi M. Diya Senior Vice President and Chief Nuclear Officer, Ameren Missouri	2017	472,500	–	764,880	–	436,533	186,367	41,136	1,901,416
	2016	450,000	–	645,931	–	294,500	146,690	36,816	1,573,937
	2015	430,000	–	714,250	–	248,060	62,007	34,993	1,489,310
Gregory L. Nelson Senior Vice President, General Counsel and Secretary, Ameren	2017	491,000	–	908,343	–	491,427	256,027	33,501	2,180,298
	2016	479,000	–	785,779	–	333,000	231,044	31,180	1,860,003
	2015	467,500	–	887,485	–	301,210	55,209	37,443	1,748,847

(1)	Includes compensation received as an officer of Ameren and/or its subsidiaries (including Ameren Missouri).

(2)	Cash compensation received by each NEO for fiscal years 2017, 2016 and 2015 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts that would generally be considered “bonus” awards are found under Non-Equity Incentive Plan Compensation in column (g).

(3)	The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under the 2014 Plan, without regard to estimated forfeitures related to service-based vesting conditions. For the 2017 PSU grants, the calculations reflect an accounting value of 112.8 percent of the target value; for 2016 grants, 102.1 percent of the target value; and for 2015 grants, 114.6 percent of the target value. Assumptions used in the calculation of the amounts in column (e) are described in Note 11 to Ameren’s financial statements for the fiscal year ended December 31, 2017 included in Ameren’s 2017 Form 10-K. The maximum value of the 2017 PSU awards, excluding dividends, is as follows: Mr. Moehn — $2,199,855; Mr. Lyons — $2,976,635; Mr. Baxter — $8,923,889; Mr. Diya — $1,525,363; and Mr. Nelson — $1,811,465. Valuations are based on $58.99 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2017.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the PSU awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2016 and 2017 grants will not end until December 31, 2018 and December 31, 2019, respectively, and, as such, the actual value, if any, of the PSU awards will generally

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depend on Ameren’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2015 PSU awards granted for each NEO, see “— COMPENSATION DISCUSSION AND ANALYSIS.”

(4)	None of the NEOs received any option awards in 2017, 2016 or 2015.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2017.

(6)	Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2017, for the year ended December 31, 2017, as of January 1, 2016, for the year ended December 31, 2016 and as of January 1, 2015 for the year ended December 31, 2015. The table below shows the allocation of these amounts for each NEO. For 2017, the applicable interest rate for the deferred compensation plan was 5.49 percent for amounts deferred prior to January 1, 2010 and 2.72 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.31 percent published by the IRS and calculated as of January 2017. For 2016, the applicable interest rate for the deferred compensation plan was 5.81 percent for amounts deferred prior to January 1, 2010 and 3.13 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.18 percent published by the IRS and calculated as of January 2016. For 2015, the applicable interest rate for the deferred compensation plan was 6.35 percent for amounts deferred prior to January 1, 2010 and 3.29 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 3.21 percent published by the IRS and calculated as of January 2015.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest

Moehn	2017	260,878	7,801

	2016	216,316	8,895

	2015	43,005	9,986

Lyons	2017	353,722	–

	2016	292,887	–

	2015	51,918	–

Baxter	2017	598,542	30,488

	2016	503,989	34,763

	2015	131,637	39,027

Diya	2017	183,248	3,119

	2016	143,134	3,556

	2015	58,015	3,992

Nelson	2017	248,254	7,773

	2016	222,181	8,863

	2015	45,259	9,950

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	The amounts in column (i) reflect matching contributions allocated by Ameren to each NEO pursuant to Ameren’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by Ameren with respect to term life insurance, which amount each NEO is responsible for paying income tax. In 2017, Ameren’s 401(k) matching contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Moehn–$40,365; Mr. Lyons — $54,068; Mr. Baxter — $102,960; Mr. Diya — $34,515; and Mr. Nelson — $23,230. In 2017, Ameren’s cost of insurance premiums for the NEOs were as follows: Mr. Moehn — $3,769; Mr. Lyons — $6,348; Mr. Baxter — $10,722; Mr. Diya — $6,621; and Mr. Nelson — $10,271. In 2017, the amount in column (i) for Mr. Baxter also includes the costs for tax and financial planning services — $10,000; charitable contribution matching grants — $1,500; and ticket and related event expenses — $1,775.

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The following table provides additional information with respect to stock-based awards granted in 2017, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2017 grants, and the potential range of payouts associated with the 2017 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	or Units (#) (i)	Options(4) (#) (j)	Awards(4) ($/Sh) (k)	Awards(5) ($) (l)

Moehn			172,250	344,500	689,000	–	–	–	–	–	–	–

	1/1/17	12/8/16	–	–	–	5,594	18,646	37,292	–	–	–	1,103,097
Lyons			248,250	496,500	993,000	–	–	–	–	–	–	–
	1/1/17	12/8/16	–	–	–	7,569	25,230	50,460	–	–	–	1,492,607

Baxter			537,500	1,075,000	2,150,000

	1/1/17	12/8/16				22,692	75,639	151,278				4,474,803
Diya			141,750	283,500	567,000	–	–	–	–	–	–	–
	1/1/17	12/8/16	–	–	–	3,879	12,929	25,858	–	–	–	764,880

Nelson			159,575	319,150	638,300	–	–	–	–	–	–	–

	1/1/17	12/8/16	–	–	–	4,606	15,354	30,708	–	–	–	908,343

(1)	The 2017 PSU target awards were approved by the Committee on December 8, 2016 and, in accordance with authoritative accounting guidance, granted on January 1, 2017. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2017 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the description of performance-based conditions.

(3)	For each NEO, the amounts shown (denominated in shares of Ameren Common Stock) in column (f) reflect the threshold 2017 PSU award grant which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable.

(4)	None of the NEOs received any option awards in 2017.

(5)	For each NEO, the amount represents the grant date fair value of the 2017 PSU awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2017 PSU awards vest, they will have this value.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.

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The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(5) ($) (j)

Moehn	–	–	–	–	–	33,385	1,969,381	84,137	4,963,242

Lyons	–	–	–	–	–	45,816	2,702,686	113,894	6,718,607

Baxter	–	–	–	–	–	141,632	8,354,872	336,422	19,845,534

Diya	–	–	–	–	–	24,360	1,436,996	57,892	3,415,049

Nelson	–	–	–	–	–	30,268	1,785,509	69,654	4,108,889

(1)	None of the NEOs hold any options to purchase shares of Ameren’s Common Stock.

(2)	For each NEO, the amount shown represents the 2015 PSU award grant at the 162.5 percent performance level. The 2015 PSU awards for such NEOs vested as of February 28, 2018. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the PSU program.

(3)	Valuations are based on $58.99 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2017. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation, Performance Share Unit Program (“PSUP”), 2015 PSU Awards Vesting” for a discussion of the amounts actually paid with respect to the 2015 PSU awards.

(4)	For each NEO, the amount shown represents 2016 and 2017 PSU award grants assuming achievement of the maximum performance goals. The 2016 and 2017 PSU awards will vest, subject to Ameren achieving the required performance threshold and continued employment of the NEO, as of February 28, 2019 and February 29, 2020, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation, Performance Share Unit Program (“PSUP”).” There is no guarantee that such amounts will ultimately be earned by participants.

(5)	The dollar value of the 2016 and 2017 PSU awards assumes achievement of the maximum performance goals for such awards. Valuations are based on $58.99 per share, the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2017. There is no guarantee that such amounts will ultimately be earned by participants.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)

Moehn	–	–	0	0

Lyons	–	–	0	0

Baxter			0	0

Diya	–	–	7,043	399,972

Nelson	–	–	0	0

(1)	None of the NEOs hold any options to purchase shares of Ameren’s Common Stock.

(2)	For Mr. Diya, the amount shown represents his March 2014 retention award, which vested as of June 20, 2017. For the other NEOs, there were no vestings during the most recent fiscal year. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of amounts paid with respect to the 2015 PSU awards for the performance period ended December 31, 2017, which vested on February 28, 2018.

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(3)	The value of Mr. Diya’s retention award is based on $56.79 per share, the most recent closing price of Ameren Common Stock on the NYSE as of June 20, 2017, the date the March 2014 retention award vested.

PENSION BENEFITS

The table below provides the actuarial present value of the NEO’s accumulated benefits under Ameren’s retirement plans and the number of years of service credited to each NEO under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)

Moehn	1) Retirement Plan	17	575,072	–

	2) SRP	17	636,432	–

Lyons	1) Retirement Plan	16	578,569	–

	2) SRP	16	1,128,330	–

Baxter	1) Retirement Plan	22	653,704	–

	2) SRP	22	2,340,826	–

Diya	1) Retirement Plan	12	430,167	–

	2) SRP	12	382,436	–

Nelson	1) Retirement Plan	22	905,026	–

	2) SRP	22	906,585	–

(1)	Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)	Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2017. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2017 included in Ameren’s 2017 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used a 60 percent lump sum / 40 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (RP-2017 mortality projected generationally by Scale MP-2017). Cash balance accounts were projected to age 65 using the 2017 plan interest crediting rate of 5 percent.

(3)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP at December 31, 2017 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2017.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)

Moehn	1) Retirement Plan	374,989

	2) SRP	415,001

Lyons	1) Retirement Plan	391,334

	2) SRP	763,183

Baxter	1) Retirement Plan	482,236

	2) SRP	1,726,823

Diya	1) Retirement Plan	309,069

	2) SRP	274,775

Nelson	1) Retirement Plan	710,996

	2) SRP	712,220

(4)	All NEOs are active and were not eligible for payments prior to December 31, 2017.

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Ameren Retirement Plan

Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.

On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c) and (g) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*

Less than 30	3%

30 to 34	4%

35 to 39	4%

40 to 44	5%

45 to 49	6%

50 to 54	7%

55 and over	8%
*	An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2017(1) ($) (b)	Company Contributions in 2017(2) ($) (c)	Aggregate Earnings in 2017(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/17(4) ($) (f)
Moehn	77,484	28,215	110,777	–	1,083,523
Lyons	55,890	41,918	112,373	–	810,515
Baxter	121,080	90,810	308,317	–	2,977,338
Diya	279,275	22,365	64,666	–	1,655,408
Nelson	11,080	11,080	38,195	–	600,126

(1)	A portion of these amounts is also included in amounts reported for 2017 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2017 information statement representing compensation paid in 2017 for performance during 2016.

(2)	All of the Company matching contributions reported for each NEO are included in the amounts reported in column (i) of the Summary Compensation Table.

(3)	The dollar amount of aggregate interest earnings accrued during 2017. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)	The dollar amount of the total balance of the NEO’s account as of December 31, 2017 consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Moehn	544,010	145,158	394,355	1,083,523	289,541
Lyons	343,176	257,382	209,957	810,515	502,750
Baxter	1,279,514	427,325	1,270,499	2,977,338	1,692,635
Diya	1,325,156	103,031	227,221	1,655,408	708,947
Nelson	228,947	84,363	286,816	600,126	196,330

(1)	Represents amounts previously reported as compensation to the NEO in the Company’s Summary Compensation Table in previous years.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to members of Ameren’s management, NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent limitation.

The Ameren Deferred Compensation Plan, as amended and restated, effective January 1, 2010 (the “Ameren Deferred Compensation Plan”), changed the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and added a 401(k) restoration benefit for eligible officers of Ameren and its subsidiaries, including the NEOs, whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, Ameren adopted an amendment to the Ameren Deferred Compensation Plan for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such

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plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Pursuant to the Ameren Deferred Compensation Plan, amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2017 such interest crediting rate was 5.49 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2017 such interest crediting rate was 2.72 percent

Under the Ameren Deferred Compensation Plan, upon a participant’s termination of employment with Ameren and/or its subsidiaries, including the Company, prior to age 55 and after the occurrence of a Change of Control (as defined under “–OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS–Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum within 30 days after the date the participant terminates employment.

The 401(k) Restoration Benefit allows eligible officers of Ameren and its subsidiaries, including the NEOs, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $270,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, including a 401(k) Restoration Deferral. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.

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EXECUTIVE COMPENSATION

As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2017 were as follows:

Name of Fund	Percentage Rate of Return (%)
Target 2020 Fund	11.71
Target 2025 Fund	13.88
Target 2030 Fund	15.79
Target 2035 Fund	17.64
Target 2040 Fund	19.39
Target 2045 Fund	20.45
Target 2050 Fund	20.83
Target 2055 Fund	20.78
Target 2060 Fund	20.74
Target Retirement Fund	10.19
Large Cap Equity Index	21.88
Large Cap Equity (inception date 1/29/2016)	27.29
Small/Mid Cap Equity Index	16.83
Small/Mid Cap Equity	22.45
International Equity Index	28.23
International Equity	31.16
Bond Fund	4.23
Bond Index Fund	3.64
TIPS Bond Index Fund	3.20
Stable Interest Income	1.63

After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:

Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2017 such interest crediting rate was 3.66 percent

Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2017 such interest crediting rate was 2.72 percent

The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal

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installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with Ameren and its subsidiaries, including the Company, prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Ameren 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

Neither Ameren nor the Company has employment agreements with the NEOs.

General Severance Plan

Ameren maintains the Ameren Corporation Severance Plan for Ameren Employees, which provides for severance based on years of service and weeks of pay for all regular full-time employees on the active payroll. Through December 31, 2017, the NEOs were covered under this plan in the event of a qualifying termination (defined under the plan) and are eligible for severance on the same basis as other regular full-time employees. Effective January 1, 2018, the NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “— EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Severance.”

Change of Control

Change of Control Severance Plan. Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. In 2008, Ameren’s Board of Directors adopted a Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Ameren plans also carry change of control provisions. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the NEO for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i) the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii) a majority change in composition of the board of directors;

(iii) a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv) approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

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EXECUTIVE COMPENSATION

“Cause” is defined as follows:

(i) the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii) gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv) the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i) a net reduction of the participant’s authorities, duties, or responsibilities as an executive and/or officer of Ameren;

(ii) required relocation of more than 50 miles;

(iii) any material reduction of the participant’s base salary or target bonus opportunity;

(iv) reduction in grant-date value of long-term incentive opportunity;

(v) failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi) failure of a successor to assume the Change of Control Plan agreements; or

(vii) a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:

(i) unpaid salary and vacation pay through the date of termination;

(ii) pro rata EIP compensation for the year of termination;

(iii) three years’ worth of each of base salary and target EIP compensation;

(iv) three years’ worth of additional pension credit; and

(v) solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period, provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).

Following are details of how the above items are calculated.

•	Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

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•	Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. The calculation and the corresponding amounts set forth in the Estimated Potential Post-Employment Payments tables below assume full cost of benefits over the three-year period. In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period, upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 1.82 percent for payment duration of three years or less, 2.54 percent for payment duration of over three but not more than nine years and 3.16 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the RP-2017 (generational) table.

Ability to Amend or Terminate Change of Control Plan

Ameren’s Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

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EXECUTIVE COMPENSATION

Change of Control Provisions Relating to PSU Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the 2014 Plan. In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2014 Plan or applicable award agreement.

Change of Control Event	Termination Event	Unvested PSU Awards

Change of Control which occurs on or before the end of the applicable performance period after which Ameren continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the performance period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the three-year performance period

The PSUs the participant would have earned if such participant remained employed for the entire performance period, at actual performance, will vest on the last day of the performance period and be paid in shares of the Company’s Common Stock immediately following the performance period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable performance period in which Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control

The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest upon such death or disability.
	Qualifying termination during the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.
	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.

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Termination Other Than for Change of Control

The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested PSU awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards

Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.

Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the performance period.

Retirement during Performance Period	Age 55+

Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Age 62+ (in the case of the 2015 PSU awards)

Only if the participant has at least ten years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.

Termination for any reason other than death, disability, and retirement as provided above	N/A	Forfeited

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the NEOs in the event of a termination of the NEO’s employment under several different circumstances. For all NEOs, the amounts shown assume that termination was effective as of December 31, 2017, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. To the extent applicable, excise tax and gross-up payments are estimated using a stock price of $58.99 per share (the most recent closing price of Ameren Common Stock on the NYSE as of December 31, 2017). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment, including severance payments under the Ameren Corporation Severance Plan for Ameren Employees. The actual amounts to be paid out can only be determined at the time of the NEO’s actual separation from Ameren. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of Ameren’s Common Stock and the NEO’s age.

MOEHN

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/17(3) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	2,968,000
PSU Vesting, Assuming Termination of Employment	2,488,152	6,185,043		N/A	3,693,535
Three Years’ Pension Credit	N/A	N/A		N/A	386,958
Three Years’ Health and Welfare Benefits(2)	N/A	N/A		N/A	65,691
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	3,750,130
Total	2,488,152	6,185,043		N/A	10,894,314

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EXECUTIVE COMPENSATION

LYONS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/17(3) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A		N/A	3,972,000
PSU Vesting, Assuming Termination of Employment	3,391,018	8,409,732		N/A	5,022,496
Three Years’ Pension Credit	N/A	N/A		N/A	550,300
Three Years’ Health and Welfare Benefits(2)	N/A	N/A		N/A	73,581
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up	N/A	N/A		N/A	4,835,682
Total	3,391,018	8,409,732		N/A	14,484,059

BAXTER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/17(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		7,525,000
PSU Vesting, Assuming Termination of Employment	10,222,516	25,162,715	17,565,747		15,064,215
Three Years’ Pension Credit	N/A	N/A	N/A		1,131,171
Three Years’ Health and Welfare Benefits(2)	N/A	N/A	N/A		105,511
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		13,020,695
Total	10,222,516	25,162,715	17,565,747		36,876,592

DIYA

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/17(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,551,500
PSU Vesting, Assuming Termination of Employment	1,760,432	4,333,228	3,026,895		2,591,834
Three Years’ Pension Credit	N/A	N/A	N/A		347,551
Three Years’ Health and Welfare Benefits(2)	N/A	N/A	N/A		92,324
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		2,951,204
Total	1,760,432	4,333,228	3,026,895		8,564,413

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NELSON

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/17(4) ($)	Involuntary Termination not for Cause ($)	Change of Control(1) ($)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Pro rata EIP)	N/A	N/A	N/A		2,749,600
PSU Vesting, Assuming Termination of Employment	2,157,010	5,279,133	3,709,822		3,153,235
Three Years’ Pension Credit	N/A	N/A	N/A		499,623
Three Years’ Health and Welfare Benefits(2)	N/A	N/A	N/A		87,743
Outplacement at Maximum	N/A	N/A	N/A		30,000
Excise Tax and Gross-up	N/A	N/A	N/A		3,247,087
Total	2,157,010	5,279,133	3,709,822		9,767,288

(1)	Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)	Health and welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the NEOs under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(3)	Messrs. Moehn and Lyons are not retirement-eligible. Therefore, no PSU vesting is shown upon retirement for them.

(4)	The estimated number of PSUs that would be payable upon retirement at December 31, 2017 for Messrs. Baxter, Nelson and Diya is calculated according to the schedule following “— Termination Other Than for Change of Control” above, depending on their respective ages at December 31, 2017. Where performance was estimated, it was estimated at 197.5 percent payout for the 2016 PSU award and 122.5 percent payout for the 2017 PSU award.

PRINCIPAL EXECUTIVE OFFICER PAY RATIO

We are providing the following information to comply with Item 402(u) of Regulation S-K:

For 2017, our median annual total compensation of all employees other than our principal executive officer (“PEO”) was $113,843. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary, incentive compensation, change in pension value, and other elements of pay, such as 401(k) employer match, stock awards or overtime, as applicable. The annual total compensation of our PEO was $2,555,940 and the ratio of our PEO’s compensation to the median employee was 22 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of October 1, 2017, using our entire workforce of approximately 3,600 full, part-time and temporary employees and base salary for the period of January 1, 2016 to December 31, 2016, rounded to the nearest $100.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

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AUDIT AND RISK COMMITTEE REPORT

The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee of Ameren Corporation (“Ameren”) reviews Union Electric Company’s financial reporting process on behalf of Union Electric Company’s Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements of Union Electric Company included in the 2017 Form 10-K with Union Electric Company’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Union Electric Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore, is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to the auditor’s attestation report on internal control over financial reporting.

The Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 16, “Communications with Audit Committees,” as modified or supplemented.

In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm such accounting firm’s independence with respect to Union Electric Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm.

To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — FEES FOR FISCAL YEARS 2017 AND 2016 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this information statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Boards of Directors of Ameren and Union Electric Company that Union Electric Company’s audited financial statements be included in Union Electric Company’s 2017 Form 10-K, for filing with the SEC.

Ameren Audit and Risk Committee:

Walter J. Galvin, Chairman

Catherine S. Brune

J. Edward Coleman

Ellen M. Fitzsimmons

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FISCAL YEAR 2017

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for Ameren and its subsidiaries in 2017. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2017 AND 2016

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2017 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2017 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; and (vi) certain regulatory procedures for the 2017 fiscal year were $3,921,725.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2016 fiscal year totaled $3,737,261. This amount reflects the re-categorization of certain audit-related fees for financial due diligence services, which were previously reported as audit fees.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2017 fiscal year totaled $20,000. Such services consisted of a stock transfer/registrar review.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2016 fiscal year totaled $764,653. This amount reflects the re-categorization of certain audit-related fees for financial due diligence services, which were previously reported as audit fees.

Tax Fees

The aggregate fees for tax-related services rendered by PwC to Ameren and its subsidiaries during the 2017 fiscal year totaled $75,000. Such services consisted of review of the impact of federal tax reform legislation.

PwC did not render any tax services to Ameren or its subsidiaries during the 2016 fiscal year.

All Other Fees

The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2017 fiscal year totaled $91,585. Such services consisted of advice regarding system implementation quality assurance and for accounting and reporting reference software.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2016 fiscal year totaled $286,654 for advice regarding strategic initiatives and for accounting and reporting reference software.

FISCAL YEAR 2018

Ameren’s Audit and Risk Committee has appointed PwC as independent registered public accounting firm for Ameren and its subsidiaries, including Ameren Missouri, for the fiscal year ending December 31, 2018. Ameren is asking its shareholders to ratify this appointment at its 2018 annual meeting of shareholders.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

Ameren’s Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, including the Company, except that pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2017 and 2016.

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SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the information statement for the Company’s 2019 annual meeting of shareholders must be received by the Secretary of the Company on or before November 19, 2018. We expect that the 2019 annual meeting of shareholders will be held on May 2, 2019.

In addition, under our Bylaws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at the 2019 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at our principal executive offices not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 4, 2019 or earlier than February 2, 2019). The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, which can be found on Ameren’s website at www.amereninvestors.com. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s Bylaws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s Bylaws and, in the case of nominations, Ameren’s Director Nomination Policy. Copies of the Company’s Bylaws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company.

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FORM 10-K

FORM 10-K

A copy of Ameren’s 2017 Form 10-K, including the Company’s financial statements for the year ended December 31, 2017, is being furnished with this information statement. The 2017 Form 10-K is also available on Ameren’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2017 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2017 Form 10-K by writing to the Office of the Secretary, Union Electric Company, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY, AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF AMEREN’S WEBSITE AT WWW.AMERENINVESTORS.COM. INFORMATION CONTAINED ON AMEREN’S WEBSITE IS NOT INCORPORATED INTO THIS INFORMATION STATEMENT OR OTHER SECURITIES FILINGS.

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